EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 2000 relating to the financial statements of Hartmarx Corporation, which appears in Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
November 6, 2000